77Q1(e)(2)

Amendment No. 3 to the Management
Agreement with American Century Investment
Management, Inc., effective as of April 10,
2017 (filed electronically as Exhibit (d)(8) to
Post-Effective Amendment No. 50 to the
Registrant's Registration Statement on April 7,
2017, File No. 33-79482 and incorporated herein by reference).